UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): April 16, 2012

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-21617 (Commission File Number)	23-2577138 (I.R.S. Employer Identification No.)

621 N. Shady Retreat Road Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of ProPhase Labs, Inc. (the “Company”) held on April 16, 2012, two proposals were submitted to and approved by the stockholders. The proposals are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 14, 2012. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected six directors to the Company’s Board of Directors to hold office for the ensuing year until the next annual meeting of stockholders and until their successors are elected and qualified. The votes regarding the election of the six nominees were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Ted Karkus	7,113,307	3,790,374	0	3,140,417
Mark Burnett	6,835,221	4,088,460	0	3,140,417
Mark Frank	6,835,221	4,088,460	0	3,140,417
Louis Gleckel, MD	7,113,907	3,789,774	0	3,140,417
Mark Leventhal	6,835,221	4,088,460	0	3,140,417
James McCubbin	7,087,257	3,836,424	0	3,140,417

2. Stockholders ratified the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
9,884,953	3,826,444	352,701	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr.
Chief Operating Officer and Chief Financial Officer

Date: April 17, 2012